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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              -----------------

                               AMENDMENT NO.2 TO
                                 SCHEDULE 14D-9
               Solicitation/Recommendation Statement Pursuant to
              Section 14(d) of the Securities Exchange Act of 1934

                              -----------------

                        FORUM RETIREMENT PARTNERS, L.P.
                           (Name of Subject Company)


                             FORUM RETIREMENT, INC.
                        FORUM RETIREMENT PARTNERS, L.P.
                       (Name of Persons Filing Statement)



                    PREFERRED DEPOSITARY UNITS REPRESENTING
                     PREFERRED LIMITED PARTNERS' INTERESTS
                         (Title of Class of Securities)



                                  349 851 105
                     (CUSIP Number of Class of Securities)


                               RICHARD A.  HUBER
                                   SECRETARY
                             FORUM RETIREMENT, INC.
                            11320 RANDOM HILLS ROAD
                                   SUITE 400
                            FAIRFAX, VIRGINIA  22030
                                 (703) 277-7000
   (Name, address and telephone number of person authorized to receive notice and communications on behalf of person filing statement)


                                With a copy to:
                             Jeffery B. Floyd, Esq.
                             Vinson & Elkins L.L.P.
                            1001 Fannin, Suite 2300
                             Houston, Texas  77002
                                 (713) 758-2222


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   AMENDMENT NO. 2 TO SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9

         This Amendment No. 2 to Solicitation/Recommendation Statement on
Schedule 14D-9 (this "Amendment") is an amendment of the Solicitation/Recommendation Statement on Schedule 14D-9 filed October 16, 1995, as previously amended by Amendment No.1 filed October 17, 1995 (as amended by Amendment No.1, the "Schedule 14D-9"), by Forum Retirement Partners, L.P., a Delaware limited partnership (the "Partnership"), and Forum Retirement, Inc., the sole general partner of the Partnership and a Delaware corporation (the "General Partner"), relating to the tender offer made by Forum Group, Inc., an Indiana corporation ("Forum Group"), to purchase any and all of the issued and outstanding Units not beneficially owned by it. All capitalized terms used in this Amendment and not defined herein have the meanings set forth in the
Schedule 14D-9.

ITEM 4.  THE SOLICITATION OR RECOMMENDATION

         Item 4(b) of the Schedule 14D-9 is hereby amended and supplemented by adding the following information with respect to the reasons for the recommendation:

         In addition to the other matters described in the Schedule 14D-9, in evaluating the Offer, the Special Committee considered the fact that the Offer of $2.83 exceeds the net book value per Unit of the Partnership of approximately $2.54 as of June 30, 1995. The Special Committee also considered the fact that the Offer was not conditioned on acceptance of the Offer by a majority of the Unitholders to whom it was directed and determined that the lack of such condition permitted each Unitholder to make its own decision regarding whether to tender Units pursuant to the Offer. The Special Committee did not consider liquidation value to be material to its determination because, among other factors, the prior decision by the General Partner's Board to expand certain of the Partnership's Properties and to apply the Partnership's available cash flow to such expansion, Forum Group's stated intention to make capital available to the Partnership to accelerate the expansion program if it significantly increases its equity ownership in the Partnership through the Offer, Forum Group's contractual right of first refusal on the Partnership's Properties, the fact that in a liquidation the deferred management fees of $15,780,000 would become due and payable, and the fact that the Partnership could not be liquidated without the approval of Forum Group pursuant to the terms of the Partnership Agreement.

         The Special Committee approved the conclusion and analyses of RAI&Co.; however, the Special Committee did not adopt the opinion of RAI&Co as the exclusive basis for its determination as to the fairness of the Offer. Rather, the Special Committee included RAI&Co's opinion in the total mix of information regarding the Offer that was available to, and evaluated by, it. The Special Committee believes that RAI&Co's analyses support the Special Committee's determination that the Offer is fair to the Unitholders (other than Forum Group and its affiliates), because, among other things, the $2.83 per Unit cash price is in the upper half of the range of the various per Unit ranges resulting from the analyses by RAI&Co. See "Item 4. The Solicitation or Recommendation -- Opinion of Financial Advisor" in the Schedule 14D-9.

         A decision as to the fairness of a transaction takes into account numerous factors, including quantifiable per Unit values resulting from various financial analyses. The various financial analyses performed by RAI&Co in connection with its presentation and the rendering of its fairness opinion to the Special Committee resulted in a range of possible per Unit valuations. As set forth under the caption "Item 4. The Solicitation or Recommendation -- Reasons for the Recommendation" in the Schedule 14D-9, the Special Committee considered, among other things, such valuation ranges before determining to recommend the Offer at $2.83 per Unit. Such price per Unit valuation is above the mid-point of each of such ranges. The Special Committee believes that the Offer is fair, notwithstanding the fact that the highest end of the various valuation ranges considered by it exceeds the $2.83 per Unit price in the Offer.

         In making its determination and recommendation regarding the fairness of the Offer, the members of the Special Committee considered various factors, including their knowledge of the business, results of operations, properties, financial condition and prospects of the Partnership, including, without limitation, the economic limitations likely to be imposed on the Partnership as a result of a possible change in tax status beginning in 1998. The Special




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Committee member's knowledge of the business, results of operations, properties and financial condition included that gained from the meeting of the Special Committee with the representatives of the management of Forum Group on October 5, 1995, and their own experience from serving on the Board of Directors of the General Partner during the preceding two years and in that role overseeing the management of the affairs of the Partnership. With regard to the prospects of the Partnership, the members of the Special Committee reviewed and evaluated the ten year financial projections summarized under the caption "Item 8. Additional Information -- Certain Financial Projections" in the Schedule
14D-9. The Special Committee also took their knowledge into account in considering and analyzing the other factors set forth under the caption "Item
4. The Solicitation or Recommendation -- Reasons for the Recommendation" in the
Schedule 14D-9.

         RAI&Co has reissued its opinion dated October 13, 1995, to replace the paragraph of the opinion that stated, "This opinion is for the General Partner's Special Committee and its Board of Directors and is not to be quoted or referred to in whole or in part in any written document, nor shall this letter be delivered to or relied upon by any other person or used for any other purpose, except as provided and upon the terms and conditions agreed to in the engagement agreement between the General Partner and ROBERT A. INNAMORATI & CO., INC." with the following sentence:

         "This opinion is being delivered pursuant to the terms and conditions agreed to in the engagement agreement between the General Partner and ROBERT A. INNAMORATI & CO., INC."

In reissuing its opinion, RAI&Co did not supplement or update its work or analyses performed and summarized under "Item 4. The Solicitation or Recommendation -- Opinion of Financial Advisor" in the Schedule 14D-9.

ITEM 9.  MATERIAL TO BE FILED AS EXHIBITS.

         1.      -  Offer to Purchase (incorporated by reference to Exhibit
                    (a)(1) to Forum Group's Schedule 14D-1 dated October 2,
                    1995).

         2.      -  Supplement to Offer to Purchase dated October 16, 1995
                    (incorporated by reference to Exhibit (a)(9) to Forum Group's Amendment No. 1 to Schedule 14D-1 dated October 16,
                    1995).

         3.      -  Letter of Transmittal (incorporated by reference to Exhibit
                    (a)(2) to Forum Group's Schedule 14D-1 dated October 2,
                    1995).

         4.      -  Letter to Unitholders dated October 16, 1995.

         5.      -  Press release dated October 16, 1995 (incorporated by
                    reference to Exhibit (a)(10) to Forum Group's Amendment No. 1 to Schedule 14D-1 dated October 16, 1995).

         6.      -  Fairness opinion of Robert A. Innamorati & Co. dated
                    October 13, 1995 (attached as Annex A hereto).

         7.      -  Form of Indemnification Agreement between Forum Group and the directors and officers of the General Partner.

         8.      -  Form of Indemnification Agreement between Forum Retirement,
                    Inc .and its directors.

         9.      -  Amended and Restated Agreement of Limited Partnership,
                    dated as of December 29, 1986, of the Partnership, as amended (incorporated by reference to Exhibit 4(1) to the Partnership's Registration Statement on Form S-2 (Registration No. 33-71498), dated November 10, 1993 (the "Form S-2")).

         10.     -  Depositary Agreement, dated as of December 29, 1986, by and among the Partnership, Forum Retirement, Inc., the general partner of the Partnership, as general partner and attorney-in-fact of





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                    the limited partners, Manufacturers Hanover Trust Company
                    (which subsequently assigned its interests thereunder to American Stock Transfer & Trust Company) and all holders from time to time of depositary receipts (incorporated by reference to Exhibit 10(6) to the Form S-2).

         11.     -  Recapitalization Agreement, dated as of October 6, 1994, by and between Forum Group and the Partnership (incorporated by reference to Exhibit 10(1) to the Partnership's Current Report on Form 8-K dated October 12, 1993).

         12.     -  Letter Agreement, dated December 14, 1993, by and among
                    Forum Group, Forum A/H, Inc. and the Partnership (incorporated by reference to Exhibit 2(3) of Amendment No. 1 to the Form S-2, dated December 21, 1993).

         13.     -  Management Agreement, dated as of December 29, 1986 (the
                    "Management Agreement"), by and among the Partnership, Forum Retirement Operations, L.P. ("Operations"), Forum Health Partners 1-A, L.P., Foulk Manor Partners, L.P., and Forum Group (incorporated by reference to Exhibit 10(1) to the Form S-2).

         14.     -  First Amendment to the Management Agreement, dated as of
                    September 20, 1986 (incorporated by reference to Exhibit 10(2) to the Form S-2).

         15.     -  Second Amendment to the Management Agreement, dated as of
                    September 20, 1989 (incorporated by reference to Exhibit 10(3) to the Form S-2).

         16.     -  Third Amendment to the Management Agreement, dated as of
                    May 27, 1992 (incorporated by reference to Exhibit 10(4) to the Form S-2).

         17.     -  Fourth Amendment to the Management Agreement, dated as of
                    November 9, 1993 (incorporated by reference to Exhibit 10(5) to the Form S-2).

         18.     -  Option Agreement, dated as of December 29, 1986, by and among Forum Group, Inc., the Partnership, and Operations (incorporated by reference to Exhibit 2(1) to the Form S-2).

         19.     -  Presentation to the Special Committee of the Board of
                    Directors of the General Partner of the Partnership delivered by Robert A. Innamorati & Co. on October 13, 1995.

*        20.     -  Fairness opinion of Robert A. Innamorati & Co. dated
                    October 13, 1995, reissued.

         21.     -  Supplement to Offer to Purchase dated November 1, 1995
                    (incorporated by reference to Exhibit (d)(12) to Forum Group's Amendment NO. 2 to Schedule 14D-9 dated November 1,
                    1995).

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* Filed herewith





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                                   SIGNATURE

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

         Dated:  November 1, 1995

                                                 FORUM RETIREMENT PARTNERS, L.P.

                                                 By:      Forum Retirement, Inc.
                                                          its General Partner


                                                 By:      /S/ RICHARD A. HUBER
                                                          ----------------------
                                                          Richard A. Huber
                                                          Secretary


                                                 FORUM RETIREMENT, INC.


                                                 By:      /S/ RICHARD A. HUBER
                                                          ----------------------
                                                          Richard A. Huber
                                                          Secretary





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